Exhibit 10.11

K e n n e t h I. D e n o s, P. C.

11650 South State Street

Suite 240

Draper, Utah 84 020

(801) 816-2511

Fax: (801) 816-2599

kdenos@denoslaw.com

March 1, 2017

Mr. Paul Clewlow

Arazu Incorporated

2855 Sanford Ave SW #30666

Grandville, MI, 49418

Phone: +44 01455-290363

Re: Engagement as Special Counsel

Dear Mr. Clewlow:

Thank you for selecting Kenneth I. Denos, P.C., a Utah professional corporation (“KIDPC”), to represent Arazu Incorporated, a corporation organized pursuant to the laws of the state of Florida (the “Company”) in connection with the preparation and filing of various disclosure and reporting forms for compliance under the Securities Exchange Act of 1934 ("Exchange Act"). The purpose of this letter is to set forth the terms of such representation (hereafter, the “Engagement”). Please review this letter carefully and, if it meets with your approval, please sign the enclosed copy of this letter and return it to me at the above address.

1.	Services and Scope of Engagement

KIDPC's Engagement is limited to preparation of documents and materials incidental to maintaining the Company's reporting status under the Exchange Act and additional services as may be agreed from time to time. KIDPC's acceptance of this Engagement does not involve an undertaking to represent the Company or your interests in any other matter.

2.	Fees for Professional Services. The Company agrees, to pay the following fees:

1.1	A Fee of Ten Thousand (10,000) Shares of Common Stock of the Company; and

1.2	Costs and expenses as approved by the Company.

3.	Term

This Engagement is from March 1, 2017 until March 31, 2017 (the "Term").

4.	Representations & Warranties

In connection with the Engagement, you make the following representations and confirms to the best of your knowledge and belief, the following:

(a)	There has been no:

(i)	Fraud involving you or the Company or its future operating company, the result of which have a material effect on the business, results of operations, or financial condition of the Company; or

(ii)	Communications from regulatory agencies concerning noncompliance with, or deficiencies in, operational or financial reporting practices that could have a material effect on the business, results of operations, or financial condition of the Company.

(b)	There are no unasserted claims or assessments against the Company (or the company it is acquiring) or its officers or directors from regulatory agencies.

(c)	You have or will provide to KIDPC all information necessary or relevant to the Engagement and such information does not contain any untrue fact or omit to state a material fact necessary in order to make the information provided, in light of the circumstances in which such information has been provided and will be presented to the public in the course of the Engagement, not misleading.

5.	Termination & Withdrawal

(a)	Termination.

You may terminate KIDPC’s representation at any time by notifying the undersigned. Your termination of our services will not affect your responsibility for the payment of fees as set forth herein. If such termination occurs, your papers and property will be returned to you promptly upon receipt of payment for outstanding fees and costs. Our own files, including lawyer work product, pertaining to the matter will be retained.

(b)	Withdrawal

We may withdraw from representation if you fail to fulfill your obligations under this Engagement, or as permitted or required under any applicable law, standard of professional conduct or rule of court, or upon our reasonable notice to you.

6.	Arbitration

Although we do not expect that any dispute between us will arise, in the event of any dispute under this Engagement, including a dispute regarding the amount of fees or the quality of our services, such dispute shall be determined by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Any such Arbitration shall be held in Salt Lake City, Utah. The arbitrator shall have the discretion to order that the costs of arbitration, including fees, other costs and reasonable attorney's fees shall be borne by the losing party. By agreeing to this provision both you and KIDPC waive the right to a trial by jury or to a judge. You may wish to seek the advice of independent counsel of your choosing before agreeing to this provision.

Once again, thank you for selecting Kenneth I. Denos, P.C. to represent the Company in this matter. Please call me if you have any questions.

Very truly yours,

KENNETH I. DENOS, P.C.

/s/ Kenneth I. Denos

Kenneth I. Denos

President

Agreed and accepted:

Arazu Incorporated

/s/ Paul Clewlow

Paul Clewlow